                                                                   EXHIBIT 10.16















                                     LEASE


                                 BY AND BETWEEN

                             BORDEAUX PARTNERS LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                  AS LANDLORD

                                      AND


                               BOCA GLOBAL INC.,
                             A FLORIDA CORPORATION
                                   AS TENANT


                                  JUNE 2, 1998


                            FOR PREMISES LOCATED AT:

                              1380 BORDEAUX DRIVE
                             SUNNYVALE, CALIFORNIA

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1   REFERENCES......................................................   1

   1.1      References......................................................   1

ARTICLE 2   LEASED PREMISES, TERM AND POSSESSION............................   2

   2.1      Demise Of Leased Premises.......................................   2

   2.2      Right To Use Outside Areas......................................   2

   2.3      Lease Commencement Date And Lease Term..........................   3

   2.4      Delivery Of Possession..........................................   3

   2.5      Performance Of Improvement Work; Acceptance Of Possession.......   3

   2.6      Surrender Of Possession.........................................   3

ARTICLE 3   RENT, LATE CHARGES AND SECURITY DEPOSITS........................   4

   3.1      Base Monthly Rent...............................................   4

   3.2      Additional Rent.................................................   4

   3.3      Year-End Adjustments............................................   4

   3.4      Late Charge, And Interest On Rent In Default....................   4

   3.5      Payment Of Rent.................................................   5

   3.6      Prepaid Rent....................................................   5

   3.7      Security Deposit................................................   5

   3.8      Lease Guaranty..................................................   5

ARTICLE 4   USE OF LEASED PREMISES AND OUTSIDE AREA.........................   5

   4.1      Permitted Use...................................................   5

   4.2      General Limitations On Use......................................   5

   4.3      Noise And Emissions.............................................   6

   4.4      Trash Disposal..................................................   6

   4.5      Parking.........................................................   6

   4.6      Signs...........................................................   6

   4.7      Compliance With Laws And Private Restrictions...................   6

   4.8      Compliance With Insurance Requirements..........................   6

   4.9      Landlord's Rights To Enter......................................   7

   4.10     Use Of Outside Areas............................................   7

   4.11     Environmental Protection........................................   7

   4.12     Rules And Regulations...........................................   8

ARTICLE 5   REPAIRS, MAINTENANCE, SERVICES AND UTILITIES....................   9

   5.1      Repair And Maintenance..........................................   9

            (a) Tenant's Obligations........................................   9

            (b) Landlord's Obligation.......................................   9

   5.2      Utilities.......................................................   9

   5.3      Security........................................................   9

   5.4      Energy And Resource Consumption.................................   9

   5.5      Limitation Of Landlord's Liability..............................  10

ARTICLE 6   ALTERATIONS AND IMPROVEMENTS....................................  10

   6.1      By Tenant.......................................................  10

                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
   6.2      Ownership Of Improvements.......................................  10

   6.3      Alterations Required By Law.....................................  11

   6.4      Liens...........................................................  11

ARTICLE 7   ASSIGNMENT AND SUBLETTING BY TENANT.............................  11

   7.1      By Tenant.......................................................  11

   7.2      Merger Or Reorganization........................................  12

   7.3      Landlord's Election.............................................  12

   7.4      Conditions To Landlord's Consent................................  12

   7.5      Assignment Consideration And Excess Rentals Defined.............  13

   7.6      Payments........................................................  13

   7.7      Good Faith......................................................  13

   7.8      Effect Of Landlord's Consent....................................  13

   7.9      Permitted Transfer..............................................  13

ARTICLE 8   LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY................  13

   8.1      Limitation On Landlord's Liability And Release..................  13

   8.2      Tenant's Indemnification Of Landlord............................  14

ARTICLE 9   INSURANCE.......................................................  14

   9.1      Tenant's Insurance..............................................  14

   9.2      Landlord's Insurance............................................  15

   9.3      Mutual Waiver Of Subrogation....................................  15

ARTICLE 10  DAMAGE TO LEASED PREMISES.......................................  15

  10.1      Landlord's Duty To Restore......................................  15

  10.2      Insurance Proceeds..............................................  16

  10.3      Landlord's Right To Terminate...................................  16

  10.4      Tenant's Right To Terminate.....................................  16

  10.5      Tenant's Waiver.................................................  16

  10.6      Abatement Of Rent...............................................  16

ARTICLE 11  CONDEMNATION....................................................  16

  11.1      Tenant's Right To Terminate.....................................  16

  11.2      Landlord's Right To Terminate...................................  16

  11.3      Restoration.....................................................  17

  11.4      Temporary Taking................................................  17

  11.5      Division Of Condemnation Award..................................  17

  11.6      Abatement Of Rent...............................................  17

  11.7      Taking Defined..................................................  17

ARTICLE 12  DEFAULT AND REMEDIES............................................  17

  12.1      Events Of Tenant's Default......................................  17

  12.2      Landlord's Remedies.............................................  18

  12.3      Landlord's Default And Tenant's Remedies........................  19

  12.4      Limitation Of Tenant's Recourse.................................  19

  12.5      Tenant's Waiver.................................................  19

                                      ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
ARTICLE 13  GENERAL PROVISIONS..............................................  19

  13.1      Taxes On Tenant's Property......................................  19

  13.2      Holding Over....................................................  20

  13.3      Subordination To Mortgages......................................  20

  13.4      Tenant's Attornment Upon Foreclosure............................  20

  13.5      Mortgage Protection.............................................  20

  13.6      Estoppel Certificate............................................  20

  13.7      Tenant's Financial Information..................................  20

  13.8      Transfer By Landlord............................................  21

  13.9      Force Majeure...................................................  21

  13.10     Notices.........................................................  21

  13.11     Attorney's Fees.................................................  21

  13.12     Definitions.....................................................  22

            (a) Real Property Taxes.........................................  22

            (b) Landlord's Insurance Costs..................................  22

            (c) Property Maintenance Costs..................................  22

            (d) Property Operating Expenses.................................  22

            (e) Law.........................................................  22

            (f) Lender......................................................  23

            (g) Private Restrictions........................................  23

            (h) Rent........................................................  23

  13.13     General Waivers.................................................  23

  13.14     Miscellaneous...................................................  23

ARTICLE 14  CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT................  23

  14.1      Corporate Authority.............................................  23

  14.2      Brokerage Commissions...........................................  23

  14.3      Entire Agreement................................................  24

  14.4      Landlord's Representations......................................  24

ARTICLE 15  OPTIONS TO EXTENT...............................................  24

ARTICLE 16  TELEPHONE SERVICE...............................................  25

                                      iii.

                                     LEASE

     THIS LEASE, dated June 2, 1998 for reference purposes only, is made by and between BORDEAUX PARTNERS LLC, a California limited liability company ("Landlord") and BOCA GLOBAL INC., a Florida corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                   ARTICLE 1

                                   REFERENCES

1.1 REFERENCES. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant's Address for Notice:            Boca Global Inc.
                                        1377 Clint Moore Road
                                        Boca Raton, Florida 33487
                                        Attn: Marty Ritchason
                                        (561) 997-2501

Tenant's Representative:                Robert Federspiel

Landlord's Address for Notices:         c/o Menlo Equities LLC
                                        525 University Avenue
                                        Suite 100
                                        Palo Alto, California 94301

Landlord's Representative:              Henry Bullock/Richard Holmstrom
Phone Number:                           (650) 326-9300

Intended Commencement Date              September 1, 1998

Intended Term:                          Eighty four (84) months

Lease Expiration Date:                  Eighty four (84) months after the Lease
                                        Commencement Date (as defined in
                                        Section 2.3 (below), unless earlier
                                        terminated by Landlord in accordance
                                        with the terms of this Lease or
                                        extended by Tenant pursuant to
                                        Article 15.

First Month's Prepaid Rent:             * [plus estimated expenses]

Tenant's Security Deposit:              * subject to adjustment as set
                                        forth in Section 3.7

Late Charge Amount:                     Five Percent (5%) of the Delinquent
                                        Amount

Tenant's Required Liability
Coverage:                               * Combined Single Limit

Tenant's Broker:                        Prudential Realty, Inc.

Property:                               That certain real property situated in
                                        the City of Sunnyvale, County of Santa
                                        Clara, State of California, as
                                        presently improved with two
                                        building(s), which real property is
                                        shown on the Site Plan attached hereto
                                        as Exhibit "A" and is commonly known as
                                        or otherwise described as follows:
                                        1376-1380 Bordeaux Drive, Sunnyvale,
                                        California.

Building:                               That certain Building within the
                                        Property in which the Leased Premises
                                        are located, commonly known as 1380
                                        Bordeaux Drive, which Building is shown
                                        outlined on Exhibit "A" hereto.


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.



                                       1.

Outside Areas:           The "Outside Areas" shall mean all areas within the
                         Property which are located outside the Building, such
                         as pedestrian walkways, parking areas, landscaped area,
                         open areas and enclosed trash disposal areas.

Leased Premises:         All the interior space within the Building, including
                         stairwells, connecting walkways, and atriums,
                         consisting of approximately 45,647 square feet and, for
                         purposes of this Lease, agreed to contain said number
                         of square feet. The Leased Premises are commonly known
                         as or otherwise described as follows: 1380 Bordeaux
                         Drive, Sunnyvale, California

Base Monthly Rent:       The term "Base Monthly Rent" shall mean the following:

                         * per month from the Lease Commencement Date for a period of 12 months. At the end of such 12 month period, Base Monthly Rent shall be increased to reflect the change in the Consumer Price Index for the San
                         Francisco Metropolitan Area, All Items (the "CPI"), for the 12-month period ending 11 months after the Lease
                         Commencement Date, but in no event shall Base Monthly
                         Rent be increased less than 3% per annum compounded annually nor more than 4% per annum compounded annually for such 12 month period. Base Monthly Rent shall be so adjusted at the end of each subsequent 12-month period during the Lease Term.

Use: Systems development, research and administration in compliance with all Laws.

Exhibits:                The term "Exhibits" shall mean the Exhibits of this
                         Lease which are described as follows:

                         Exhibit "A" - Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

                         Exhibit "B" - Floor Plan outlining the projected "as is" floor plan of the Leased Premises

                         Exhibit "C" - Work Letter

                         Exhibit "D" - Lease Guaranty

                         Exhibit "E" - Permitted Hazardous Materials

                         Exhibit "F" - Environmental Reports and Documents

                                   ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

2.1 DEMISE OF LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters of public record of which Tenant has received copies respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 RIGHT TO USE OUTSIDE AREAS. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.



                                       2.

2.3 LEASE COMMENCEMENT DATE AND LEASE TERM. The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred upon Substantial Completion (as defined in Exhibit C) of the Tenant Improvements (as defined in Section 2.5 below) (such date, the "Lease Commencement Date"). The term of this Lease shall in all events end eighty-four (84) months after the Lease Commencement Date. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term"). Notwithstanding the foregoing, the effectiveness of this Lease and the rights and obligations of the parties hereto shall be conditioned upon
(i) the shareholders of Global Village Communication, Inc. ("Global Village") approving the asset purchase agreement dated March 31, 1998, between Tenant and Global Village (the "Purchase Agreement") no later than June 10, 1998, and (ii) the closing of the Purchase Agreement on or before June 19, 1998. Tenant hereby warrants to Landlord that upon Global Village's shareholder approval and the performance of Global Village of its closing obligations, Tenant will be obligated to close the transaction contemplated by the Purchase Agreement except if Tenant discovers (i) a breach of a material representation or warranty made by Global Village in the Purchase Agreement which would entitle Tenant to terminate the Purchase Agreement, or (ii) fraud on the part of Global Village in relation to the Purchase Agreement which would entitle Tenant to terminate the Purchase Agreement.

2.4 DELIVERY OF POSSESSION. Landlord shall deliver to Tenant possession of the Leased Premises at such time as the Tenant Improvements (as defined in Section
2.5 below) is substantially completed pursuant to the Work Letter. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in such condition on or before the Intended Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of seventy-five (75) days after the Intended Commencement Date (the "delivery grace period"). The delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or a Tenant Delay (as defined in the Work Letter attached to and made a part of this Lease (the "Work Letter")). If Landlord is unable to deliver possession of the Leased Premises in such condition to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay and upon such termination, Landlord shall return all sums previously paid by Tenant to Landlord, and neither party shall have any further liability to the other. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into such condition and are available for delivery to Tenant, unless Landlord's notice is not given in good faith.

2.5 PERFORMANCE OF IMPROVEMENT WORK; ACCEPTANCE OF POSSESSION. Landlord shall, pursuant to the Work Letter, perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the "Tenant Improvements"). If any dispute arises as to whether the Improvement Work is substantially completed, a certificate furnished by the Architect (as defined in the Work Letter) certifying the date of substantial completion shall be conclusive of that fact and date and binding upon Landlord and Tenant. It is agreed that by occupying the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to normal punchlist items specified by Tenant to Landlord in writing within ten (10) days of such occupancy.

2.6 SURRENDER OF POSSESSION. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord to the extent the condition of such items exceeds normal wear and tear. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Notwithstanding the foregoing, Landlord reserves the right to require Tenant to remove any specialized improvements, including raised floor computer areas, vaults, and other improvements of such a nature as not likely to be generally usable by likely future tenants of the Building. In the event Landlord requires such removal, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements and repair all damage caused by such removal. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal.
If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased
Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.



                                       3.

                                   ARTICLE 3

                    RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 BASE MONTHLY RENT. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

3.2 ADDITIONAL RENT. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

     (a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by the following method: Landlord shall deliver to Tenant Landlord's reasonable estimate of the expenses (including Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent; provided, however, that Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, for a particular expenses
(or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten days after receipt of a written bill therefor from Landlord.

     (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

     (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

     (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.

3.3 YEAR-END ADJUSTMENTS. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within one hundred twenty (120) days following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days after the date of Landlord's statement. IF such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

Tenant shall have the right, at such time and place as Landlord may reasonably designate, to inspect and audit Landlord's books and records related to the operation and maintenance of the Property, for the purpose of verifying Landlord's adjusted year-end statement of Property Operating Expenses payable by Tenant. Tenant may employ an independent public accounting firm to conduct the audit. The costs of the audit shall be paid by Tenant unless the audit shows that Landlord's adjusted statement over-charged Tenant its share of Property Operating Expenses by more than five percent (5%), in which case, Landlord shall pay all Tenant's reasonable costs of the audit.

3.4 LATE CHARGE, AND INTEREST ON RENT IN DEFAULT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within ten calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord within ten calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of 10 calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid. Notwithstanding the foregoing, once but only once in any twelve
(12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent from Landlord, and the Late Charge Amount otherwise payable in connection with such delinquency shall be due only if such installment of Base Monthly Rent is not received by Landlord within ten
(10) business days after Tenant's receipt of such notice from Landlord.

3.5 PAYMENT OF RENT. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 PREPAID RENT. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

3.7 SECURITY DEPOSIT. Tenant has deposited with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. On the date twenty four months after the Lease Commencement Date, provided no Event of Default shall have occurred, Landlord shall reduce the amount of the Security Deposit so that such amount equals one month of the Base Monthly Rent then payable. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes:
(i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claims by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent," Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code 1950.7 to the contrary) a period of ninety days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

3.8   *

                                   ARTICLE 4

                    USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 PERMITTED USE. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of sixty consecutive calendar days shall be, at Landlord's election, a default by Tenant under the terms of this Lease; notwithstanding the foregoing, such discontinuance shall not be a default by Tenant provided that Tenant both (a) provides for security patrols of the Property at prudent times and intervals, no less frequently than daily, and (b) continues to maintain the Property in the manner that it was maintained prior to such discontinuance and as required by this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 GENERAL LIMITATIONS ON USE. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

                                       5.

or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or
(iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building other than a satellite dish not to exceed 24" in diameter (subject to Tenant's obligations under Section 2.6). Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises other than a generator which Tenant may install in the Outside Area (subject to Tenant's obligations under Section 2.6). Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 NOISE AND EMISSIONS. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other remissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 TRASH DISPOSAL. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 PARKING. Tenant shall not, at any time, park or permit to be parked any motor homes, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then without in any way limiting any of Landlord's remedies under this Lease, Tenant shall cause such vehicle(s) to be removed within one
(1) day of receipt of written notice from Landlord.

4.6 SIGNS. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Notwithstanding the foregoing, Tenant shall have the right to place a monument sign bearing Tenant's name on the Leased Premises and on the exterior of the Building in the maximum size permitted by the local governing agency and the Private Restrictions governing the Leased Premises. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. The indemnity provision of this paragraph shall survive the expiration or sooner termination of this Lease.

4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provision of this Lease, copies of which have been or will, upon Tenant's written request therefor, be provided to Tenant, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 LANDLORD'S RIGHT TO ENTER. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least fifteen (15) days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Lease Premises or any portion thereof.

4.10 USE OF OUTSIDE AREAS. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

4.11  ENVIRONMENTAL PROTECTION.

      (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environment Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq. (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.
Section 6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. Section 1251 et seq., (d) Clean Air Act ("CAA", 42 U.S.C. Section 7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. Section 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety code Section 25300 et seq., (h) California Hazardous Waste Control Act, Cal Health Safety code Section 25100 et seq., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water
Code Section 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. health & Safety codes Section 25200 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal Health & Safety code Section 25249 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code Section 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code Section 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules ("Environmental Laws"). Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof,
(iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

      (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Intended Commencement Date) or contamination of the Leased Premises by Hazardous Materials which have migrated from an offsite source before or after the date the Leased Premises are delivered to Tenant, unless caused by Tenant. Tenant shall not store, use or dispose of any hazardous Materials except for small quantities of standard household or office products and except for those Hazardous Materials listed on Exhibit E as may be updated by Tenant (the "Permitted Materials"), which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in Exhibit E, and (iii) Tenant shall provide Landlord with copies of all documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall update annually the information contained in Exhibit E, but in no event shall Tenant's use of Hazardous Materials increase or change such that Tenant uses more than two (2) times the threshold quantity of Permitted Materials, which threshold quantity shall be the amount of Hazardous Materials which would require Tenant to prepare a Hazardous Materials Management Plan



                                       7.

pursuant to California Health and Safety Code Sections 25500 et seq. (the "Permitted Level"). In the event that Tenant proposes to use more than the Permitted Level, Tenant shall first obtain Landlord's written consent, which consent shall not be unreasonably withheld. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials, except such Hazardous Materials as exist on the Leased Premises because of migration to the Leased Premises from an offsite source, in which case Landlord may undertake any removal, cleanup, or restoration work, the cost of which shall not be included in Property Operating Expenses as defined in Section 13.12. Tenant's obligation hereunder shall survive the termination of the Lease. In no event shall this paragraph be interpreted to impose on Tenant any liabilities for Pre-Existing Contamination as defined below in subparagraph (f).

     (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building, the Outside Areas, the Property, and/or the Project by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property or the Project and shall take all other actions as may be required to complete the closure of the Building and the Property or the Project.

     (d) At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building, Outside Areas, Leased Premises and Project in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface of ground water in, on, or under, or about the Property, the Project, the Building, the Outside Areas, or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

     (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment, provided such cooperation does not result in increased costs to Tenant or materially or substantially interfere with Tenant's business.

     (f) Landlord hereby represents and warrants (i) that except as disclosed in any of the documents listed on Exhibit F, Landlord has received no actual notice of any pending claim, action or proceeding regarding any Environmental Law relating to the Property, and (ii) Landlord has provided to Tenant copies of all environmental reports, studies, tests and other environmental documents in its possession as of the date of this Lease, which reports, studies, tests and other environmental documents are listed in Exhibit F attached hereto. Landlord agrees to indemnify, hold harmless and defend Tenant, with counsel reasonably acceptable to Landlord and Tenant, in any action, proceeding or claim made against Tenant or its partners, principals, members, employees or agents based upon the presence of Hazardous Materials at, on or under the Property which were present prior to the Lease Commencement Date, regardless of when such actions, conditions or events may be discovered ("Pre-Existing Contamination").

     (g) Tenant hereby represents and warrants that it has received and reviewed each of those reports and documents listed in Exhibit F attached hereto. Tenant acknowledges and accepts the condition of the Property as stated in such reports.

4.12 RULES AND REGULATIONS. In the event Boca Global Inc. or its affiliates, or their parents no longer occupy 100% of the Leased Premises in the aggregate, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the

                                       8.

provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

                                   ARTICLE 5

                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

     (a) TENANT'S OBLIGATIONS. Tenant shall, at all times during the Lease Term and subject to the warranty of Landlord provided in this Section 5.1(a) and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair all interior and exterior portions of the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, and (vi) all entranceways to the Leased Premises, and excluding only those items described in Section 5.1(b) below. Landlord shall warrant Tenant Improvements for one (1) year from the Lease Commencement Date. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality. Tenant shall have the right, but not the obligation to paint (in a color approved by the Landlord) the exterior of the Leased Premises at Tenant's cost.

     (b) LANDLORD'S OBLIGATION. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof (including structure, membrane, gutters and downspouts), and structural exterior walls (excluding exterior painting) of the Building, the landscaping (including sprinklers), the paved areas and the storm drain systems on the Property. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs. The costs incurred by Landlord for any capital item shall be amortized over the useful life of such improvement in accordance with generally-accepted accounting principles and charged to Tenant on such amortized basis in accordance with Article 3 and Section 13.12.

5.2 UTILITIES. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

5.3 SECURITY. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4 ENERGY AND RESOURCE CONSUMPTION. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption



                                       9.

systems with the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources; provided that if Landlord's cooperation is voluntary and not mandatory, Tenant shall only be required to comply with Landlord's rules if such rules do not impose upon Tenant additional monetary obligations or materially or substantially impact Tenant's business.

5.5 LIMITATION OF LANDLORD'S LIABILITY. Except if due to the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).


                                   ARTICLE 6

                          ALTERATIONS AND IMPROVEMENTS

6.1 BY TENANT. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord's reasonable discretion. It is agreed that it shall be reasonable for Landlord to require Tenant to remove all or any portion of such alterations, modifications or improvements at the end of the Lease Term and to fully restore the Leased Premises, provided that Landlord notifies Tenant of such requirements at the time Landlord grants its approval of the alterations, modifications, or improvements. All such alterations, modifications or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least fifteen (15) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and
(iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alternations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alternations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, shall be permitted to make non-structural alterations to the Building, provided that: (a) such alterations do not exceed $10,000 individually or $100,000 in the aggregate, (b) Tenant shall timely provide Landlord the notice required pursuant to Paragraph
4.9 above, (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made, and (d) Tenant shall, upon Landlord's request, remove the alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration.

6.2 OWNERSHIP OF IMPROVEMENTS. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such modifications, alternations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above unless Landlord has notified Tenant that it will require removal of such modifications, alterations or improvements at the end of the Lease Term. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alternations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.



                                      10.

6.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make all modifications, alterations and improvements to the Leased Premises, as its sole cost, that are required by any Law because of (i) Tenant's particular use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property or to make any modifications, alterations and improvements to the Leased Premises are required by any Law because of Tenant's general use or occupancy of the Leased Premises, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 11%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two"), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 LIENS. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                   ARTICLE 7

                      ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease or allow the Leased Premises to be used or occupied by anyone other than Tenant, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

     (a)  the proposed assignee or sublessee is a governmental agency;

     (b) in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than primary general office or engineering personnel, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

     (c) in Landlord's reasonable judgment, the financial worth of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

     (d) the proposed assignee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;


     (e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

     (f) in Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

     (g) the use of the Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

     (h) the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building;

     (i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

     (j) Tenant is in default of any obligation of Tenant under this Lease beyond the applicable cure period (provided that such default is curable), or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

     (k) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require improvements to be made outside of the Premises.

7.2 MERGER OR REORGANIZATION. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant or all of the assets or substantially all of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Notwithstanding the foregoing, an initial or subsequent public offering of any amount of stock of Tenant shall not be deemed a voluntary assignment.

7.3 LANDLORD'S ELECTION. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the portion (including all) of the Leased Premises that is the subject of the proposed assignment or subletting; provided however, if for any proposed sublease the term of the sublease expires more than two (2) years prior to the end of the original Lease Term, then Landlord shall not have the right to terminate this Lease as provided herein and, notwithstanding anything to the contrary contained herein, Landlord shall be entitled to seventy-five percent (75%) of the excess rentals, as calculated pursuant to Section 7.5. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4 CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

     (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

     (b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

     (c) Tenant having fully and completely performed or cured all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

     (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment, not to exceed * .

     (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

     (f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord * of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

          (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to * of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

          (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to * of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


                                      12.

                (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord * of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

        (g)     Any assignee or sublessee shall specifically comply with
Section 4.11(b) hereof regarding Tenant's use of Hazardous Materials.

7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, with deduction for only (i) reasonable and customary commissions incurred by Tenant in connection with such assignment and (ii) any reasonable and customary tenant improvement costs incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, with deduction for only (i) reasonable and customary commissions paid by Tenant and (ii) any reasonable and customary tenant improvement costs incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 PAYMENTS. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 GOOD FAITH. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 EFFECT OF LANDLORD'S CONSENT. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

7.9 PERMITTED TRANSFER. Notwithstanding the foregoing, Tenant may assign its interest in this Lease or sublease the Leased Premises (and Landlord shall not have the right to terminate this Lease in connection with such assignment or sublease), upon prior written notice to Landlord, but without Landlord's consent, to a corporation which controls, is controlled by, or is under common control with, Tenant or Tenant's parent corporation, provided that no assignment or subletting under this Lease shall release Tenant or any guarantor of any obligations under this Lease or any guaranty and provided further that no assignment consideration or excess rentals shall be payable to Landlord in connection with such assignment or sublease.

                                   ARTICLE 8

                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


                                      13.

systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by the gross negligence or willful misconduct of Landlord, or its agents, contractors or employees, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time (not to exceed 30 days, unless more than 30 days is required to complete the cure, in which case, the 30 day period shall be extended for so long as reasonably necessary to cure) shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees. This indemnity agreement shall survive until the latter to occur of
(i) the date of the expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises.

                                   ARTICLE 9

                                   INSURANCE

9.1 TENANT'S INSURANCE. Tenant shall maintain insurance complying with all of the following:

      (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

              (i) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord as contained in this Lease.

              (ii) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

              (iii)  Plate glass insurance, at actual replacement cost;

              (iv)   Pressure vessel insurance, if applicable;

              (v) Workers' compensation insurance and any other employee benefit insurance sufficient to comply with all laws; and

              (vi) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

      (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and VII; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least

                                       14.

thirty (30) days prior written notice to Landlord, and (iv) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty
(30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

     (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

9.2  LANDLORD'S INSURANCE. With respect to insurance maintained by Landlord:

     (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all-risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

     (b) Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Three Million Dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

     (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                   ARTICLE 10

                           DAMAGE TO LEASED PREMISES

10.1 LANDLORD'S DUTY TO RESTORE. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to actual receipt of insurance proceeds and to the improvements constructed by Landlord. Landlord shall have on obligation to restore any Improvements made by Tenant to the Leased Premises or any of the Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements


                                      15.

constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 INSURANCE PROCEEDS. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph
10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

     (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds actually received and within the control of Landlord from insurance actually carried by Landlord or (ii) fifty percent (50%) of the then actual replacement cost thereof;

     (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

     (c) The Building is damaged by any peril and, because of the laws then in force, the Building, if restored, cannot be used for the same use being made thereof before such damage.

10.4 TENANT'S RIGHT TO TERMINATE. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

     (a) If the time estimated to substantially complete the restoration exceeds nine months from and after the date the architect's or construction consultant's written opinion is delivered; or

     (b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date such restoration is commenced.

10.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph
10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 ABATEMENT OF RENT. In the event of damage to the Leased Premises which does not result in termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                   ARTICLE II

                                  CONDEMNATION

11.1 TENANT'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 LANDLORD'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the



                                      16.

continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 RESTORATION. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 TEMPORARY TAKING. If a portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which exceeds beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 DIVISION OF CONDEMNATION AWARD. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically
(i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party waives the provisions of
Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 ABATEMENT OF RENT. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 TAKING DEFINED. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.


                                   ARTICLE 12

                              DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

      (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be in default for such delinquency if such installment of Base Monthly Rent or Additional Rent is received by Landlord within ten (10) business days after Tenant's receipt of such notice from Landlord; or

      (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease, which act, use or thing, shall continue more than thirty (30) days after written notice from Landlord to Tenant specifying the nature of such act, use or thing and requesting Tenant to cease or cause the cessation, or such period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

      (c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or

      (d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

      (e)   Tenant shall have abandoned the Leased Premises; or



                                      17.

      (f) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

      (g) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial pat of its assets for the benefit of its creditors; or

      (h) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States;
(ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or

      (i) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 LANDLORD'S REMEDIES. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

      (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

      (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

           (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

           (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

           (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

      (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it become due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

      (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

           (i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and


                                      18.

            (ii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises, (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein, (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises, and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty
(30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease). In addition to the foregoing, and notwithstanding
Section 13.5, if Landlord fails to perform Landlord's maintenance obligations pursuant to Section 5.1, Tenant shall, after thirty (30) days prior written notice to Landlord (except in the case of emergency, in which case no notice shall be required), have the right (but not the obligation) to perform such obligation on Landlord's behalf and charge Landlord therefor. In no event shall Tenant have the right to offset or deduct any amount due from Rent.

12.4 LIMITATION OF TENANT'S RECOURSE. Tenant's recourse shall be limited to Landlord's interest in the Property. In addition, if Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and
(ii) Tenant shall have no recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

      (a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

      (b) No service or process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

      (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                   ARTICLE 13

                               GENERAL PROVISIONS

13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the



                                      19.

Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 HOLDING OVER. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

13.2 SUBORDINATION TO MORTGAGES. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees in writing to Tenant in a non-disturbance agreement, to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust, provided that such documents do not increase Tenant's monetary obligations or materially increase Tenant's non-monetary obligations.

13.4  TENANT'S ATTORNMENT UPON FORECLOSURE. Tenant shall, upon request, attorn
(i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by certified mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure (other than maintenance obligations).

13.6 ESTOPPEL CERTIFICATE. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten business days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be levied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 TENANT'S FINANCIAL INFORMATION. Tenant shall, within ten business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) current financial statements (including a balance sheet,



                                      20.

income statement and statement of cash flow, all prepared in accordance with generally-accepted accounting principles) which may be consolidated with Tenant's parent corporation, and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such (i) financial statement or (ii) other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder in writing. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 FORCE MAJEURE. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 NOTICES. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by reputable overnight courier service, postage prepaid or by facsimile, with a copy sent by overnight courier, or by certified mail, addressed to the other party as follows:

      IF TO LANDLORD:   Bordeaux Partners LLC
                        c/o Menlo Equities LLC
                        525 University Avenue
                        Suite 100
                        Palo Alto, California 94301
                        Attention: Henry Bullock/Richard Holmstrom
                        Facsimile No. (650) 326-9333

      with a copy to:   Cooley Godward LLP
                        One Maritime Plaza
                        20th Floor
                        San Francisco, California 94111
                        Attention; Paul Churchill
                        Facsimile No. (415) 951-3699

      IF TO TENANT:     Boca Global Inc.
                        1377 Clint Moore Road
                        Boca Raton, Florida 33487
                        Attention: Marty Ritchason
                        Facsimile No. (561) 997-2501

      with a copy to:   Boca Research Inc.
                        501 East Atlantic Avenue
                        Delray Beach, Florida 33483
                        Attention: Robert Federspiel
                        Facsimile No. (561) 994-5848

      with a copy to:   Wise & Shepard
                        3030 Hansen Way, #100
                        Palo Alto, California 94304
                        Attention: Lisa Barton Armando
                        Facsimile No. (650) 856-1344

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.1 ATTORNEYS' FEES. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 DEFINITIONS. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

       (a) REAL PROPERTY TAXES. The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Leased Premises, then only that part of such Real Property
Tax that is fairly allocable to the Leased Premises (including allocable portions of the Property) shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income.

       (b) LANDLORD'S INSURANCE COSTS. The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. If any Landlord's Insurance Costs are partly attributable to a portion of the Property unrelated to the Leased Premises, then only that part of such Landlord's Insurance Costs that is fairly allocable to the Leased Premises (including allocable portions of the Property) shall be included within the meaning of the term "Landlord's Insurance Costs."

       (c) PROPERTY MAINTENANCE COSTS. The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) market rate professional management fees not to exceed 3% of gross revenues (provided that gross revenues not include such property management fees) from the Property, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building. If any Property Maintenance Costs are partly attributable to a portion of the Property unrelated to the Leased Premises, then only that part of such Property Maintenance Costs that is fairly allocable to the Leased Premises (including allocable portions of the Property) shall be included within the meaning of the term "Property Maintenance Costs." Notwithstanding the foregoing, "Property Maintenance Costs" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following: (i) costs for which Landlord has received reimbursement from others; (ii) depreciation, amortization or other expense reserves (except when such reserves are actually expended for Property Maintenance Costs); (iii) mortgages, interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; or (iv) leasing costs (including from disputes) for the leasing of the Property to other tenants.

       (d) PROPERTY OPERATING EXPENSES. The term "Property Operating Expenses" shall mean and include all Real Property taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

       (e) LAW. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any



                                      22.

time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

     (f) LENDER. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

     (g) PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

     (h) RENT. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 GENERAL WAIVERS. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender shall also be required. Landlord may, at its option, elect in the future to process and record a parcel map to divide the Property into two separate legal parcels, with the Building and a portion of the Outside Areas constituting one legal parcel (the "Tenant's Parcel"), and the balance of the Property constituting the other legal parcel (the "Parcelization"). In the event that Landlord accomplishes the Parcelization, Landlord reserves the right to amend the definitions in this Lease so as to restrict Tenant's use and occupancy rights to Tenant's Parcel; provided that Tenant's Parcel shall conform to the Site Plan attached as Exhibit A. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14

                              CORPORATE AUTHORITY
                          BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease.

14.2 BROKERAGE COMMISSIONS. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Tenant's Broker (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased



                                      23.

Premises pursuant to this Lease. Landlord shall pay all leasing commissions or finder's fees owing to Tenant's Broker and any other brokers used by Landlord in connection with this Lease, subject to Landlord's written agreement with such brokers.

14.3 ENTIRE AGREEMENT. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not continued in this Lease or in any Exhibit attached hereto.

                                   ARTICLE 15

                               OPTIONS TO EXTEND

15.1 So long as Boca Global Inc. or its parent or their affiliates occupy one hundred percent (100%) of the Leased Premises in the aggregate and subject to the condition set forth in clause (b) below, Tenant shall have one option to extend the term of this Lease with respect to the entirety of the Leased Premises for a period of three (3) years from the expiration of the eighty fourth (84th) month of the Lease Term (the "Extension Period"), subject to the following conditions:

     (a) The option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than 360 days nor less than 270 days prior to the expiration of the eighty fourth (84th) month of the Lease
Term:

     (b) Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease beyond the applicable cure period (provided such default can be cured), either at the time Tenant exercises either extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option to extend upon notice to Tenant.

15.2 In the event the option is exercised in a timely fashion, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be the "Fair Market Rent" for the Leased Premises. For purposes hereof, "Fair Market Rent" shall mean the Base Monthly Rent determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Leased Premises below the amount due from Tenant for the preceding portion of the initial Lease Term, for which Base Monthly Rent had been fixed.

15.3 Within 30 days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the applicable Extension Period, based on the provisions of Paragraph 15.2 above. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the Extension Period; or (ii) rescind Tenant's exercise of the Extension Option; or (iii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Extension Period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

     (a) Tenant shall make demand for arbitration in writing within 30 days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Silicon Valley area who



                                      24.

would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

     (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

     (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

     (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within 15 days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

     (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

                                   ARTICLE 16

                               TELEPHONE SERVICE

     Notwithstanding any other provision of this Lease to the contrary:

     (a)  So long as the entirety of the Leased Premises is leased to Tenant:

          (i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

          (ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents, contractors or employees. Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its "AS-IS" condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due



                                      25.

to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

     (b) At such time as the entirety of the Leased Premise is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph (b) shall apply prospectively.

          (i) Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

          (ii) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant for any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

          (iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

          (iv) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and Requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.


              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

BORDEAUX PARTNERS LLC, a
California limited liability company

By:  Menlo Equities LLC, a
     California limited liability company,
     its Managing Member

     By: /s/ [Signature Illegible], Member
         ---------------------------------

     Dated: 6/2/98
            ------------------------------

TENANT:

BOCA GLOBAL INC., a
Florida corporation

By: /s/ ANTHONY ZALENSKI
    --------------------------------------
    Anthony Zalenski
    President and Chief Executive Officer

By: /s/ R. MICHAEL BREWAR
    --------------------------------------
    R. Michael Brewar
    Secretary

                                                                       EXHIBIT A
                                   SITE PLAN
                                  [BLUEPRINT]


                             EXHIBIT FOR LEASE PLAN

                                                                       EXHIBIT B
                                   FLOOR PLAN
                                  [BLUEPRINT]

                                                                       EXHIBIT C

                                  WORK LETTER

     THIS WORK LETTER, dated June 2, 1998, is entered into by and between BORDEAUX PARTNERS LLC, a California limited liability company ("Landlord"), and BOCA GLOBAL INC., a Florida corporation ("Tenant"). On or about the date hereof, Landlord and Tenant entered into that certain Lease (the "Lease") for certain premises (the "Leased Premises") commonly known as 1380 Bordeaux Drive, Sunnyvale, California. This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Leased Premises. All defined terms used herein shall have the meaning set forth in the Lease, unless otherwise defined in this Work Letter.

     1. CERTAIN DEFINITIONS.

          (a)  "Architect" shall mean Dennis Kobza Associates.

          (b)  "Contractor" shall mean Applied Construction Technology Inc.

          (c) "Substantial Completion" shall have the meaning given to that term in Section 8 hereof.

          (d)  "Tenant Delay" shall have the meaning given to that term in
               Section 8 hereof.

     2. CONSTRUCTION OF TENANT IMPROVEMENTS. Landlord shall, through the Contractor, furnish and install within the Leased Premises, substantially in accordance with the plans and specifications to be approved by Landlord and Tenant pursuant to paragraph 2 below, certain items of general construction (the "Tenant Improvements"). The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable governmental regulations relating to conservation of energy and by applicable building codes and regulations. In addition, Tenant agrees that except for changing the bay doors into windows, adding HVAC and installing a fire suppression system and electrical wiring, the Tenant Improvements shall not require Landlord to perform work which would (i) require changes to structural components of the Building or the exterior design of the Building; (ii) require any material modification to the Building's electrical systems; (iii) be incompatible with the Building plans filed with the City of Sunnyvale; or (iv) delay the completion of the Leased Premises beyond November 15, 1998.

     3. SPACE PLANNING.

          (a) Landlord and Tenant acknowledge and agree that Schedule 1 hereto sets forth a basic description of the Tenant Improvements, which the parties hereby approve. Promptly after execution of the Lease by the parties, Landlord's Architect shall prepare comprehensive space planning documents for Landlord's and Tenant's approval which shall be based on the basic description set forth in
Schedule 1 (the "Space Planning Documents"). Such Space Planning Documents shall be sufficient to enable Landlord's Architect and engineers to prepare the Working Drawings (as defined below).

          (b) All planning and interior design services for the Leased Premises, such as selection of colors, finishes, fixtures, furnishings or floor coverings, will be included in the cost of the Tenant Improvements, shall be subject to prior written approval of Landlord, and shall be timely delivered so as not to impede the design and construction of the Tenant Improvements.

          (c) Upon Landlord's and Tenant's approval of the Space Planning Documents, Landlord shall be authorized to cause its architect and engineers to prepare the Working Drawings.

     4. APPROVAL OF WORKING DRAWINGS.

          (a) Landlord and Tenant acknowledge that Landlord shall retain Landlord's Architect and engineers to prepare all architectural and engineering plans and specifications (except the Design Build Plans, as defined below) required for the construction of the Tenant Improvements in conformance with the base building and tenant improvement standard specifications of the Building. Such plans and specifications, together with the Design Build Plans are hereinafter referred to as the "Working Drawings". Landlord shall also retain Landlord's Architect and engineers to prepare drawings and specifications for Changes (as defined below), if any, requested or required pursuant to paragraph 6 below. As used herein, the term "Design Build Plans" means the plans for plumbing, HVAC and electrical, which plans will be developed by subcontractors in each of the plumbing, HVAC and electrical trade disciplines. The Contractor will request design build proposals from no fewer than two (2) qualified subcontractors in each of the plumbing, HVAC and electrical trade disciplines.

          (b) Landlord shall submit the completed Working Drawings to Tenant for Tenant's approval. Tenant will provide written approval of the Working Drawings within ten (10) days after such submission. If Tenant disapproves any part of the submission, the disapproval shall include written instructions adequate for Landlord's Architect and engineers to revise the Working Drawings. Such revisions shall be subject to Landlord's approval within five (5) business days after Landlord's receipt of such Working Drawings, which approval shall not be unreasonably withheld. Tenant will finally approve the revised Working Drawings within six (6) business days after submission thereof to Tenant. If Tenant's instructions necessitate (i) revisions to the Working Drawings (as originally submitted) which do not conform with the Space Planning Documents, or
(ii) a change of scope relative to the Space Planning Documents, the costs incurred by Landlord as a result of such instructions (including, without limitation, the cost of revising the Working Drawings) shall be considered a cost of the Tenant Improvements.

          (c) If Tenant fails to approve the Working Drawings or the required Working Drawings within the applicable periods set forth in subparagraph 3(b) above, then (A) Landlord shall not be obligated to commence construction of the Tenant Improvements, (B) Tenant shall be responsible for any resulting delay, and the cost of such delay, in Landlord's completion of the Tenant Improvements and delivery of the Leased Premises, and (C) any such delay shall be deemed a Tenant Delay (as defined below).

          (d) Upon Tenant's approval of the Working Drawings, Landlord shall be authorized to cause the Contractor to proceed with the construction of the Tenant Improvements in accordance with the Working Drawings. Tenant may specify that the Contractor complete the Tenant Improvements in phases, provided that at minimum, the first phase shall include drop ceilings, carpeting, duct work and finished perimeter walls throughout the entire Leased Premises.

     5. COST OF TENANT IMPROVEMENTS.

          (a) Unless specified otherwise herein, Landlord shall bear and pay the cost of the Tenant Improvements (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Landlord in connection with the Tenant Improvements, the Contractor's fees, which shall not exceed * of hard costs for general conditions and * of hard costs plus general conditions for the Contractor's fee, Landlord's fee for construction administration in an amount equal to the amount charged by any construction manager retained by Landlord (the "Construction Manager"), which shall not exceed * of hard costs, utilities, and Landlord's Insurance Costs (including, without limitation, course of construction insurance), from the date of this Work Letter until the Lease Commencement Date) up to a maximum of * (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be utilized only for building improvements to the Building, and not for signage, furniture costs, any third party consulting or contracting fees (except for Landlord's Architect and engineering fees), any telecom/cabling costs, or any other purpose. Tenant shall bear and pay the cost of the Tenant Improvements (including but not limited to all of the foregoing fees and costs) in excess of the Tenant Improvement Allowance, if any. The cost of the Tenant Improvements shall exclude the cost of furniture, fixtures and inventory and other items of Tenant's Work (as defined below).

          (b) Tenant shall have the right to elect to increase the Tenant Improvement Allowance by up to an additional * (the "Additional Allowance"), subject to the following terms and conditions: (i) Tenant shall make such election, if at all, no later than twenty (20) days prior to the commencement of the Improvement Work; (ii) if * or less of the Additional Allowance is used, such amount shall be amortized over the initial eighty-four (84) month Lease Term at * and if more than * of the Additional Allowance is used, the amount of such Additional Allowance above * shall be amortized over the initial eighty-four (84) month Lease Term at *; and (iii) the Additional Allowance shall constitute a part of the Tenant Improvement Allowance and shall be subject to the restrictions and conditions on such Tenant Improvement Allowance provided in this work Letter. Notwithstanding the foregoing, in the event Tenant specifies that the Tenant Improvements be completed in phases pursuant to Section 4(d) above, and the entire amount of the Tenant Improvement Allowance or Additional Allowance is not used in the first phase, Tenant may use any remaining unutilized Tenant Improvement Allowance or Additional Allowance for subsequent phases of the Tenant Improvements provided that (i) such unutilized Tenant Improvement Allowance or Additional Allowance must be used within sixty (60) days following Substantial Completion of the Tenant Improvements or Tenant must be contractually obligated to use such unutilized Tenant Improvement Allowance or Additional Allowance within sixty (60) days following Substantial Completion of the Tenant Improvements and the work pursuant to such contract(s) will be completed within 180 days following Substantial Completion of the Tenant Improvements and (ii) Tenant is not then in default under the Lease. Nothing contained herein shall relieve Tenant of its obligation to complete all of the Tenant Improvements as provided in Section 5(a).

          (c) As soon as practicable after Tenant's and Landlord's approval of the Working Drawings, Contractor shall provide Tenant and Landlord with an estimate for the cost to complete the Tenant Improvements subject to Contractor obtaining at least two (2) bids for each subcontract (other than the subcontracts for the work to be done pursuant to the Design Build Plans). Contractor shall provide the subcontractor bids to Landlord and Tenant for review, comment and input on selection, which shall be given by Landlord and Tenant within five (5) business days after receipt of such subcontractor bids. Contractor shall prepare an estimate of pricing for the Tenant Improvements, taking into consideration Landlord's and Tenant's comments and the Design Build Plans, and shall submit such pricing to Landlord and Tenant for approval, or disapproval, which shall be given within five (5) business days of receipt of such pricing. After such pricing has been approved by Landlord and Tenant, Contractor and Landlord shall enter into a fixed price construction contract for such final price (the "Final Price"). The Final Price shall include the Tenant Improvements to be done pursuant to the Design Build Plans and Working Drawings. In the event the cost to actually complete the Tenant Improvements is more than the Final Price, Tenant shall have no obligation therefor, unless such increase is due to a Change approved by Tenant in writing pursuant to Section 6.

     6. CHANGES.

          (a) Any request by Tenant for a change in the Tenant Improvements after approval of the Working Drawings (a "Change") shall be accompanied by all information necessary to clearly identify and explain the proposed Change. As soon as practicable after receipt of such an Estimate Request form, Landlord shall notify Tenant of the estimated cost of such Change as well as the estimated increase in construction time caused by the Change, if any. If Tenant agrees to such estimates of cost and construction time, Tenant shall approve in writing such estimates within three (3) days after receipt of Landlord's notice. Upon receipt of such written request, Landlord shall be authorized to cause the Contractor to proceed with the implementation of the requested Change.

          (b) The increased cost and time, as determined by Landlord, of all Changes, including the cost of architectural and engineering services required to revise the Working Drawings to reflect such Changes, the Contractor's overhead and fee, and Landlord's fee for construction administration services, shall be treated as costs


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

of the Tenant Improvements, and shall be as determined by Landlord upon completion of the Tenant Improvements, subject only to Landlord's furnishing to Tenant appropriate back-up information from the Contractor concerning the increased costs and increased construction time.

          (c) Upon completion of the Working Drawings, but prior to Contractor's commencement of work, Tenant may request that Landlord's Architect redesign the Tenant Improvements within five (5) business days after receipt of the Final Price to reduce the cost of the Tenant Improvements, which redesign must be approved by Landlord and the cost of which shall be included in the cost of Tenant Improvements.

     7. TENANT'S WORK. Landlord and Tenant acknowledge and agree that certain work required for Tenant's occupancy of the Leased Premises, including but not limited to the procurement and installation of furniture, fixtures, equipment, artwork and interior signage are beyond the scope of the Tenant Improvements and shall be performed by Tenant or its contractors at Tenant's sole cost and expense. All such work ("Tenant's Work") shall be subject to Landlord's prior written approval which shall not be unreasonably withheld. Tenant shall adopt a construction schedule for Tenant's Work in conformance with the Contractor's schedule, and shall perform Tenant's Work in such a way as not to hinder or delay the operations of Landlord or the Contractor in the Building. Any costs incurred by Landlord as a result of any interference with Landlord's operations by Tenant or its contractors shall be promptly paid by Tenant to Landlord upon demand. Landlord shall notify Tenant of any such interference of which Landlord has actual knowledge within twenty-four (24) hours. Tenant's contractors shall be subject to Landlord's prior written approval which shall not be unreasonably withheld, and to the administrative supervision of the Contractor. Tenant's Work shall not constitute occupancy of the Leased Premises and shall comply with all of the following requirements:

          (a) Tenant's Work shall not proceed until Landlord has approved in writing: (i) Tenant's contractors, (ii) proof of the amount and coverage of public liability and property damage insurance carried by Tenant's contractors in the form of an endorsed insurance certificate naming Landlord, the Contractor, and the agents of Landlord and the Contractor as additional insureds, in an amount not less than One Million Dollars ($1,000,000.00), and
(iii) complete and detailed plans and specifications for Tenant's Work.

          (b) Tenant's Work shall be performed in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any event, all Tenant's Work shall comply with all applicable laws, codes and ordinances of any governmental entity having jurisdiction over the Building. Landlord shall have no responsibility for Tenant's failure to comply with such applicable laws. Any and all delay in obtaining a certificate of occupancy due to Tenant's vendors is the responsibility of Tenant and shall be a Tenant Delay.

          (c) In connection with Tenant's Work (e.g., delivering or installing furniture or equipment to the second floor of the Leased Premises), Tenant or its contractors shall arrange for any necessary hoisting or elevator service with Landlord and shall pay such reasonable costs for such services as may be charged by Landlord.

          (d) Tenant shall promptly pay Landlord upon demand for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, by reason of damage to existing work caused by Tenant or its contractors, or by reason of inadequate cleanup by Tenant or its contractors.

     8.   COMPLETION; TENANT DELAY.

          (a) "Substantial Completion" shall mean the occurrence of (i) the date that Landlord's Architect furnishes a certificate of substantial completion confirming that the Tenant Improvements have been substantially completed, subject to minor details of construction, decoration or mechanical adjustment which do not unreasonably affect Tenant's ability to do business in the Leased Premises, and (ii) one of the following: (A) a temporary certificate of occupancy is issued by the City of Sunnyvale or (B) a final certificate of occupancy is issued by the City of Sunnyvale or (C) Tenant's occupancy of all or part of the Leased Premises. Upon Substantial Completion, the Tenant Improvements shall be deemed "Substantially Complete" and possession of the Leased Premises shall be deemed delivered to Tenant for all purposes under the Lease. Any punchlist items identified by Tenant and Landlord on a punchlist pursuant to a walkthrough of the Leased Premises shall be completed by Landlord within thirty (30) days after the date of Substantial Completion of the Leased Premises.

          (b) If Landlord shall be delayed in substantially completing the Tenant Improvements as a result of:

                  (i) Tenant's failure to furnish the information, instructions and plans required in paragraph 3 or approve or disapprove (and give reasons for such disapproval) the Working Drawings, within the applicable time periods specified in paragraph 4; or

                  (ii) Any changes in the scope of the Tenant Improvements from that set forth in the Space Planning Documents, or any Changes to the Working Drawings requested by Tenant after approval thereof pursuant to paragraph 6 (including without limitation Tenant Changes which are requested but not subsequently approved by Tenant pursuant to paragraph 6), but only if Tenant approves in writing such Change pursuant to paragraph 6 hereof; or

                  (iii) Any interruption or interference in Landlord's construction of the Tenant Improvements caused by Tenant, its contractors or its vendors; or

                  (iv) Tenant's failure to timely pay any amounts which Tenant is obligated to pay under this Work Letter; or

               (v) Any other act, neglect, failure or omission of Tenant, its agents, employees or contractors of which Landlord has given Tenant notice, which Tenant failed to cure within twenty-four (24) hours of receipt of the notice (items (i) through (v) above being collectively referred to as "Tenant Delays");

then the date upon which the payment of rental under the Lease shall commence shall be advanced by the cumulative duration of such Tenant Delays.

     9. TENANT REPRESENTATIVE. For purposes of this Work Letter and the work to be performed hereunder, Tenant designates the following local representative to act on behalf of Tenant:

               Art Sheurpukdi
               Boca Research Inc.
               1377 Clint Moore Road
               Boca Raton, Florida 33487
               Facsimile No. (561) 997-2501

provided that if no Northern California address for Art Sheurpukdi is provided to Landlord, or if Art Sheurpukdi is not in Northern California at any time Tenant's approval or consent is required, Tenant's representative shall be:

               Jim Nealon
               Boca Global Inc.
               1144 East Arques Avenue
               Sunnyvale, California 94086
               Facsimile No. (408) 523-2407

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the respective dates set forth below.

TENANT                                LANDLORD

BOCA GLOBAL INC.,                     BORDEAUX PARTNERS LLC,
a Florida corporation                 a California limited liability company

By: /s/ ANTHONY ZALENSKI              By:  Menlo Equities LLC, a California
   -------------------------------         limited liability company,
   Anthony Zalenski, President and         its Managing Member
   Chief Executive Officer

By: /s/ R. MICHAEL BREWAR
   -------------------------------         By: /s/ [Signature Illegible], Member
   R. Michael Brewar, Secretary               --------------------------

Date of Execution                     Date of Execution
by Tenant:     June 1, 1998           by Landlord:        6/2/98
          ------------------------                ---------------------

                                   SCHEDULE 1

                                  IMPROVEMENTS

                                  PRELIMINARY
                    BASIC DESCRIPTION OF TENANT IMPROVEMENTS

--------------------------------------------------------------------------------------------
WORKOUT ROOM

--------------------------------------------------------------------------------------------
Nautilus & Lifecycle Area          25 by 30          o 30 ft wall mirrored
                                                     o TV/VCR hung on wall
--------------------------------------------------------------------------------------------
RESTROOM CORE NEAR WORKOUT RM
--------------------------------------------------------------------------------------------
                  Women's          50 x 25           o 4 Stalls w/vanities
                                                     o 2 Showers with Dressing/Locker Area
--------------------------------------------------------------------------------------------
                    Men's          50 x 25           o 4 Stalls w/vanities
                                                     o 2 Showers with Dressing/Locker Area
--------------------------------------------------------------------------------------------
ENGINEERING
--------------------------------------------------------------------------------------------
               Think Room          20 by 20          o Whiteboard on three walls

--------------------------------------------------------------------------------------------
           Open Cube Area          TBA               o For 20 cubes (8 x 10)

--------------------------------------------------------------------------------------------
        Hardware Director          12 by 14          o Office

--------------------------------------------------------------------------------------------
        Software Director          12 by 14          o Office

--------------------------------------------------------------------------------------------
          Quality Manager          11 by 13          o Office

--------------------------------------------------------------------------------------------
                   QA Lab          24 by 18          o Vinyl Tile
                                                     o Additional AC with Temp Control
--------------------------------------------------------------------------------------------
       Hardware/Misc. Lab          46 x 33           o 1/2 wall separation to split room in 2
                                                     o ESD Flooring on Hardware Lab Side
                                                     o Vinyl Tile on Misc. Lab side

--------------------------------------------------------------------------------------------
                  Library          20 by 12          o Bookcases around perimeter with
                                                       Conference Room table in center
--------------------------------------------------------------------------------------------
    Document Storage Area          TBA               o Med. Area

--------------------------------------------------------------------------------------------
    Copy/Fax/Printer Area          TBA               o Small Area

--------------------------------------------------------------------------------------------
           Conference Rm.          TBA               o Conference Room

--------------------------------------------------------------------------------------------
              Kitchenette          TBA               o Cabinets/Counter
                                                     o Full Size Sink with Hot/Cold Water
                                                     o Full Size Refrigerator
                                                     o Microwave/Toaster
                                                     o Vending Machine

--------------------------------------------------------------------------------------------
LOBBY AREA
--------------------------------------------------------------------------------------------
           Visitor Office          11 by 13          o Office

--------------------------------------------------------------------------------------------
                    Lobby          TBA               o With Receptionist Desk/Counter

--------------------------------------------------------------------------------------------
               Board Room          22 by 15          o Board Room

--------------------------------------------------------------------------------------------
            Restroom Core          TBA               o Men's and Women's Bathrooms
--------------------------------------------------------------------------------------------

Boca-Global, Inc.                   05/26/98

                                   SCHEDULE 1

                                  IMPROVEMENTS

                                  PRELIMINARY
                    BASIC DESCRIPTION OF TENANT IMPROVEMENTS

-----------------------------------------------------------------------------------------------------
GENERAL MGR/HUMAN RESOURCES
-----------------------------------------------------------------------------------------------------
   Exec. General Manager          14 by 16          o Window Office with room for small
                                                       conf. table
-----------------------------------------------------------------------------------------------------
 Administrative Site Mgr          11 by 13          o Office
-----------------------------------------------------------------------------------------------------
     Human Resource Area          TBA               o Sectioned Off with small orientations room,
                                                      Cube for one person. Confidential File Storage
-----------------------------------------------------------------------------------------------------
   Conference Room                TBA               o Conference Room
-----------------------------------------------------------------------------------------------------
   Copy/Fax/Printer Area          TBA               o Area
-----------------------------------------------------------------------------------------------------
FINANCE/MARKETING/SALES
-----------------------------------------------------------------------------------------------------
         Finance Manager          11 by 13          o Office
-----------------------------------------------------------------------------------------------------
      Payroll Specialist          11 by 13          o Office
-----------------------------------------------------------------------------------------------------
  Finance Open Cube Area          TBA               o 5 occupied cubes (8x10)
                                                    o 3 vacant cubes (8x10)
-----------------------------------------------------------------------------------------------------
Finance Lateral File Rm.          TBA               o Room
-----------------------------------------------------------------------------------------------------
        Copy Room/Office          TBA               o Room with lockable cabinets
          Supply Storage
-----------------------------------------------------------------------------------------------------
         Conference Room          TBA               o Position closer to Finance
-----------------------------------------------------------------------------------------------------
       Finance/Marketing          TBA               o Area between Finance and Marketing large enough
             Growth Area                              to expand either dept. by a total of 6 cubes
                                                      (8x10)
-----------------------------------------------------------------------------------------------------
       Marketing Manager          11 by 13          o Office (vacant presently)
-----------------------------------------------------------------------------------------------------
     Marketing Open Cube          TBA               o 3 Occupied Cubes (8x10)
                    Area                            o 1 Vacant Cube (8x10)
-----------------------------------------------------------------------------------------------------
       Storage/File Room          TBA               o To be shared by marketing and Sales
-----------------------------------------------------------------------------------------------------
      VP of Retail Sales          12 by 14          o Office
-----------------------------------------------------------------------------------------------------
VP of Distribution Sales          12 by 14          o Office
-----------------------------------------------------------------------------------------------------
    Sales Open Cube Area          TBA               o 1 Occupied Cube (8x10)
                                                    o 2 Vacant Cubes (8x10)
-----------------------------------------------------------------------------------------------------
CUSTOMER SVC/TECHNICAL SUPPORT
-----------------------------------------------------------------------------------------------------
           Training Room          25 by 20          o
-----------------------------------------------------------------------------------------------------
    Tech Support Manager          11 by 13          o Office
-----------------------------------------------------------------------------------------------------
  Tech Support Open Cube          TBA               o "Bull-Pen" style consisting of 21 low-wall cubes
                    Area                              (7'x6') surrounded by a high cube wall
-----------------------------------------------------------------------------------------------------
       Storage/File Room          TBA               o Room
-----------------------------------------------------------------------------------------------------

Boca-Global, Inc.                   05/26/98

                                   SCHEDULE 1

                                  IMPROVEMENTS

                                  PRELIMINARY
                    BASIC DESCRIPTION OF TENANT IMPROVEMENTS

------------------------------------------------------------------------------------------------
OTHER AREAS
------------------------------------------------------------------------------------------------
               Lunch Room          TBA               o Adjacent to "bay-door" that is glassed in.
                                                     o Vinyl Tile
------------------------------------------------------------------------------------------------
          Electrical Room          TBA               o
------------------------------------------------------------------------------------------------
              Server Room          TBA               o Raised Flooring (6") "used"
       (Computer & Phone)                            o Small separate Security Room inside
                                                       server room.
------------------------------------------------------------------------------------------------
    Shipping/Mail/Storage          TBA               o Large Open Room, able to hold nice cages
                     Room                              storage closets
                                                     o No Carpet
                                                     o Access to exterior door for receiving/shipping
                                                       small materials (no bay door necessary).
------------------------------------------------------------------------------------------------











Boca-Global, Inc.                   05/26/98

Confidential treatment has been requested by the Registrant for this page. The omitted portions have been separately filed with the Commission.

Confidential treatment has been requested by the Registrant for this page. The omitted portions have been separately filed with the Commission.

                                   EXHIBIT E
                         PERMITTED HAZARDOUS MATERIALS

                                  CHEMLIST.XLS                            Page 1

-----------------------------------------------------------------------------------------------------
DEPT.       MANUFACTURER       PRODUCT NAME           COMMON NAME     MAIN INGREDIENT         QTY
-----------------------------------------------------------------------------------------------------
All         Various            Alcohol                Alcohol         Isopropyl Alcohol       10 gal
-----------------------------------------------------------------------------------------------------
All         WD-40 Corp         WD-40                  WD-40           Petrochemical           10 gal
-----------------------------------------------------------------------------------------------------
R&D         Tech Spray         Minus 96 Freezer       Cold Air        Chlorodifluoromethane   3 gal
-----------------------------------------------------------------------------------------------------
R&D         Tech Spray         1676-12s Defluxer      De-fluxer       Dichlorofluoroethane    3 gal
-----------------------------------------------------------------------------------------------------
R&D         Kester             Flux 135R              Flux            Alcohol Based           20 gal
-----------------------------------------------------------------------------------------------------
R&D         Microcare Corp     Micro Care Genosolve   Solvent         Genesolve 2004          5 gal
-----------------------------------------------------------------------------------------------------
R&D         Various            Solder Wire            Solder Wire     Lead/Rosin Core         80 lbs
-----------------------------------------------------------------------------------------------------
R&D         Various            Solder Wick            Solder Wick     Copper                  5 lbs
-----------------------------------------------------------------------------------------------------

This chemical inventory will be updated prior to occupancy and cross checked with federal, state and local regulations to identify methods of compliance with these agencies. All necessary documentation required by applicable regulatory agencies will be forwarded for your review and files.

BOCA RESEARCH, INC. CONFIDENTIAL    5/26/98                               Page 1

                                   EXHIBIT F
                      ENVIRONMENTAL REPORTS AND DOCUMENTS

o Phase I Report, Contact International Corporation, 1376 Bordeaux Drive, Building No. 2 in Sunnyvale, California. Dated: January 20, 1995. By:
     Seacor

o Environmental Site Assessment of 1380 Bordeaux Drive in Sunnyvale, California. Dated: February 21, 1995. By: Seacor.

o    Asbestos Survey Report at 1380 Bordeaux Drive, Sunnyvale, California.
     Dated: February 21, 1995. By: Seacor.

o    Cost Estimate for Above Ground Site Closure. Dated: December 7, 1995. By:
     Steve Mitchell, Environmental Officer, Great Western Bank.

o Aboveground Facilities Closure Plan, Former Contact International Corporation. 1376-1380 Bordeaux Drive in Sunnyvale, California (DRAFT).
     Dated: September 20, 1996. By: Environmental Management Corporation.

o Aboveground Facility Post-Closure Report, Former Contact International Corporation. Site 1376-1380 Bordeaux Drive in Sunnyvale, California. Letter
     Dated: May 21, 1997, Report Dated: May 15, 1997. By: Environmental Management Consultants.

o Phase II (actually Phase I Update) Update for the Former Contact International Corporation Site Located at 1376-1380 Bordeaux Drive in Sunnyvale, California. Dated: May 25, 1997. By: EMR.

o    Hazardous Materials Facility Closure Application. Dated: June 6, 1997.

o Addendum to the Post-Closure Report: Overexcavation of Imported Soils and Soil Evaluation, Disposal, and Site Restoration at the Former Contact International Corporation Site 1376-1380 Bordeaux Drive, Sunnyvale, California. Dated: June 10, 1997. By: Environmental Management Consultants.

o Assessment of Suspect Asbestos-Containing Materials at the Former Contact International Building 1380 Bordeaux Drive, Sunnyvale, California. Dated:
     June 18, 1997. By: Clayton.

o Summary of Soil and Groundwater Sampling and Analysis at 1376 and 1380 Bordeaux Drive in Sunnyvale, California. Dated: June 23, 1997. By: Clayton.

o Request for Regulatory Closure, 1376 and 1380 Bordeaux Drive in Sunnyvale, California. Dated: August 5, 1997.

o Site Health and Safety Plan for Soil Excavation at 1380 Bordeaux Drive in Sunnyvale, California. Dated: September 22, 1997. By: Clayton.

o Proposal to Conduct Soil Removal Activities at 1380 Bordeaux Drive in Sunnyvale, California. Dated: November 7, 1997. Proposal No. 97SFOEMR337A.
     By: Clayton.

o Soil Excavation and Removal at 1380 Bordeaux Drive in Sunnyvale, California. Dated January 14, 1998. By: Clayton.

o Santa Clara Valley Water District Letter Dated May 6, 1998, regarding one active monitoring well located at 1380 Bordeaux.


                                       1.